Exhibit 99.2

Table of Contents Company Overview Company Information 3 Current Period Highlights 4 Company Snapshot and Financial Highlights 6 Financial Information Consolidated Balance Sheets 7 Consolidated Statements of Operations 8 Funds From Operations (FFO), Normalized Funds From Operations (Normalized FFO) and Normalized Funds Available for Distribution (Normalized FAD) 9 Net Operating Income and Same Property Data 10 Market Capitalization and Debt Composition 11 Acquisition Activity and Key Market Concentration 12 Portfolio Information Portfolio and In-House Property Management 13 Portfolio Diversification by Type and Campus Proximity 14 Portfolio Lease Expirations and Historical Occupancy 15 Top 15 Health System Relationships 16 Health System Relationship Highlights 17 Reporting Definitions 18 Forward-Looking Statements: Certain statements contained in this report constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such statements include, in particular, statements about our plans, strategies and prospects and estimates regarding future medical office market performance. Such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward-looking statements are generally identifiable by use of the terms such as “expect,” “project,” “may,” “will,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements. Forward looking statements speak only as of the date made and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Any such forward-looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC. 2

Healthcare Trust of America

Healthcare Trust of America, Inc. ("HTA") Healthcare Trust of America, Inc. (NYSE:HTA), a publicly traded real estate investment trust, is a fully-integrated, leading owner of medical office buildings. HTA listed its shares on the New York Stock Exchange on June 6, 2012. HTA is a full-service real estate company focused on acquiring, owning and operating high-quality medical office buildings that are located on the campuses of nationally recognized healthcare systems in major U.S. metropolitan areas.

Since its formation in 2006, HTA has acquired a geographically diverse portfolio of properties that totals approximately $2.6 billion based on purchase price and is comprised of approximately 12.6 million square feet of gross leasable area located in 27 states. HTA's overall portfolio occupancy is 91.1% by GLA, and 56.3% of HTA's annualized base rent comes from credit rated tenants.

HTA has developed a national property management and leasing platform which it directs through its primary regional offices in Scottsdale, Indianapolis, Atlanta, and Charleston. Today, approximately 80% of total portfolio GLA is managed by this platform.

Senior Management

Scott D. Peters
Chairman, Chief Executive Officer, and President

Kellie S. Pruitt
Chief Financial Officer, Secretary, and Treasurer

Mark D. Engstrom
Executive Vice President-Acquisitions

Amanda L. Houghton
Executive Vice President-Asset Management

Robert A. Milligan
Senior Vice President-Corporate Finance

Locations and Contact Information

Corporate Headquarters
16435 North Scottsdale Road
Suite 320
Scottsdale, AZ 85254
(480) 998-3478

Indianapolis Regional Office
201 N. Pennsylvania Parkway
Suite 201
Indianapolis, IN 46280
(317) 550-2800

Charleston Regional Office
463 King Street
Suite B
Charleston, SC 29403
(843) 623-3751

Atlanta Regional Office
1357 Hembree Road
Suite 130
Roswell, GA 30076
(770) 884-4073

Transfer Agent
DST Systems, Inc.
430 West 7th Street
Kansas City, MO 64105
(888) 801-0107

Financial Contact
Kellie S. Pruitt
Chief Financial Officer
16435 North Scottsdale Road
Suite 320
Scottsdale, AZ 85254
(480) 258-6637
Email: kelliepruitt@htareit.com

Investor Relations
Robert A. Milligan
Senior Vice President- Corporate Finance
16435 North Scottsdale Road
Suite 320
Scottsdale, AZ 85254
(480) 998-3478
Email: robertmilligan@htareit.com

3

Healthcare Trust of America (HTA), a publicly traded real estate investment trust, is a fully-integrated, leading owner of medical office buildings. HTA continues to take steps to maximize stockholder value and on June 6, 2012, HTA listed its common stock on the New York Stock Exchange (“NYSE”) under the ticker symbol “HTA.” As of December 31, 2012, the Company had invested $2.6 billion in a high quality portfolio of medical office buildings (“MOBs”) and other facilities that serve the healthcare industry. The portfolio is 95.7% on-campus or aligned with dominant healthcare systems in 27 states. It is 91.1% leased with 56.3% credit rated tenants, of which 39.8% are investment grade. The Company has a strong balance sheet with flexibility and liquidity for growth and it has investment grade ratings by Moody’s and Standard & Poor’s. Current Period Highlights Operating - Fourth Quarter • Normalized FFO: $0.16 per share, or $34.2 million, an increase of $0.03 per share, or 23.1%, compared to Q4 2011. • Normalized FAD: $0.14 per share, or $30.4 million, an increase of $0.04 per share, or 40.0%, compared to Q4 2011. • Same Property Cash NOI: $43.7 million, an increase of $1.6 million, or 3.8%, compared to Q4 2011. • Rental Income: $73.4 million, an increase of $7.7 million, or 11.8%, compared to Q4 2011. • NOI: $52.0 million, an increase of $6.8 million, or 14.9%, compared to Q4 2011. Operating – Full Year • Normalized FFO: $0.61 per share, or $135.3 million, an increase of $0.09 per share, or 17.3%, compared to 2011. • Normalized FAD: $0.53 per share, or $117.9 million, an increase of $0.09 per share, or 20.5%, compared to 2011. • Same Property Cash NOI: $172.6 million, an increase of $3.4 million, or 2.0%, compared to 2011. • Rental Income: $295.3 million, an increase of $25.7 million, or 9.5%, compared to 2011. • NOI: $204.3 million, an increase of $18.7 million, or 10.0%, compared to 2011. Portfolio • Acquisitions: Completed the acquisition of the 100% leased, approximately 69,000 square foot on-campus Forest Park Pavilion for $26.8 million. For the full year, HTA acquired $294.9 million of high quality on-campus or aligned medical office buildings. The acquisitions totaled over 1.3 million square feet and were over 99% occupied at acquisition. • In-house Property Management: During the year HTA transitioned 4.9 million square feet of GLA to its in-house property management and leasing platform. As of December 31, 2012, HTA had approximately 70% of its GLA managed internally. With the addition of HTA’s Atlanta and Arizona teams in 2013, HTA currently manages approximately 80% of its GLA internally. • Tenant Retention: Tenant retention for the quarter was 86.5% by GLA. • Occupancy: The occupancy rate of HTA’s portfolio remained at 91.1% by GLA. • Portfolio: As of December 31, 2012, HTA’s portfolio consisted primarily of MOBs; 95.7% of GLA was on-campus or aligned with dominant healthcare systems totaling 12.6 million square feet of GLA in 27 states. • Credit Rated Tenants: Investment grade rated tenants as a percent of annualized base rent was 39.8% as of December 31, 2012 and 56.3% of HTA’s annualized base rent was derived from tenants that have (or whose parent companies have) a credit rating from a nationally recognized rating agency. Balance Sheet and Liquidity • Listing on NYSE: On June 6, 2012, HTA listed its Class A shares on the New York Stock Exchange (NYSE). • MSCI US REIT Index (RMZ): In December 2012, HTA was added to the MSCI US REIT Index (RMZ). • Share Conversion: In December 2012, HTA's Class B-1 shares converted to Class A shares. As a result of this conversion, HTA had 100.1 million Class A shares outstanding which are eligible to trade on the NYSE as of December 31, 2012. The Class B-2 and Class B-3 shares are scheduled to convert to Class A shares in June 2013 and December 2013, respectively. • Balance Sheet: As of December 31, 2012, HTA had total liquidity of $519.0 million, including $503.0 million of availability on its unsecured revolving credit facility. Total debt to total capitalization was 32.8%. During 2012, the Company entered into a new $575.0 million revolving credit facility, with extended term and lower pricing and closed on $455.0 million in 4 and 7 year term loans. The total cost of HTA’s debt decreased by over 100 basis points to 4.06% per annum. 4 Overview

Current Period Highlights (continued) Financial Results FFO and Normalized FFO Funds from Operations, or FFO, was $0.13 per share, or $26.8 million, for the three months ended December 31, 2012, compared to $0.13 per share, or $28.7 million, for the three months ended December 31, 2011. Normalized FFO was $0.16 per share, or $34.2 million, for the three months ended December 31, 2012, compared to $0.13 per share, or $30.4 million, for the three months ended December 31, 2011. Normalized FAD Normalized Funds Available for Distribution, or Normalized FAD, was $0.14 per share, or $30.4 million, for the three months ended December 31, 2012, an increase of 40.0% from $0.10 per share, or $22.9 million, for the three months ended December 31, 2011. The fourth quarter payout ratio was approximately 100% of Normalized FAD. Rental Income Rental income increased 11.8% to $73.4 million for the three months ended December 31, 2012, compared to $65.7 million for the three months ended December 31, 2011. The increase in rental income was driven by $294.9 million of completed MOB acquisitions during 2012 and same property portfolio growth. NOI Net Operating Income, or NOI, was $52.0 million for the three months ended December 31, 2012, compared to $45.2 million for the three months ended December 31, 2011. Same Property Cash NOI Same property cash NOI increased 3.8% to $43.7 million for the three months ended December 31, 2012, compared to $42.1 million for the three months ended December 31, 2011. General and Administrative Expenses General and administrative expenses were $5.7 million for the three months ended December 31, 2012, compared to $4.8 million for the three months ended December 31, 2011. The increase was primarily due to the transition of property management and leasing to HTA’s in-house asset management platform and other public company infrastructure costs. Interest Expense and Change in the Fair Value of Derivative Financial Instruments Interest expense and change in the fair value of derivative financial instruments for the three months ended December 31, 2012 was $11.9 million, which included $12.0 million of interest expense related to debt and interest rate swaps, which was partially offset by a $0.1 million gain on the change in the fair value of HTA’s derivative financial instruments. During the quarter, HTA paid off a $20.5 million variable rate mortgage. During 2012, HTA entered into over $1.0 billion of new credit facilities which have been used to refinance its previous credit facility, pay off $120.7 million of fixed and variable rate mortgages, and to fund HTA’s acquisitions and other initiatives, including the tender offer. The net impact from these transactions was to lower the average borrowing rate and extend maturities. The weighted average borrowing cost, inclusive of HTA’s interest rate swaps and cap, decreased to 4.06% per annum from 5.25% per annum as of December 31, 2011. Additionally, the weighted average remaining term of the debt portfolio increased from 4.1 years to 4.3 years. Acquisitions During the year ended December 31, 2012, HTA acquired approximately $295 million of high quality, on-campus or affiliated medical office buildings. These acquisitions totaled over 1.3 million square feet and expanded the Company’s asset base by more than 10%. These properties were acquired directly from local developers or health systems and are located in the key markets of Boston, Pittsburgh, Dallas and Atlanta. They were over 99% occupied at closing and were acquired at unlevered yields in the mid 7% range. 5

Company Snapshot and Financial Highlights (1) Includes the impact of interest rate derivative swaps. As of December 31, 2012 Gross real estate investments (billions) $2.6 Total buildings 266 Occupancy 91.1% Portfolio lease renewal rate (for the three months and year ended December 31, 2012) 86.5% Total portfolio gross leasable area (GLA)(millions) 12.6 Investment grade tenants (based on annualized base rent) 39.8% Credit rated tenants (based on annualized rent) 56.3% % of portfolio on or adjacent to campus/affiliated 95.7% Average remaining lease term for all buildings (years) 6.7 Average remaining lease term for single-tenant buildings (years) 8.9 Average remaining lease term for multi-tenant buildings (years) 5.4 Credit ratings Baa3/BBB- Cash $16.0 Total debt to capitalization 32.8% Weighted average interest rate per annum on portfolio debt 1 4.1% 6 AZ 11% TX 11% IN 10% SC 9% PA 9% FL 7% NY 7% GA 5% Other 31% Presence in 27 States (based on GLA) MOB 90% Hospital 5% Senior Care 5% Building Type (based on GLA) MOB Hospital Senior Care

Consolidated Balance Sheets (unaudited and in thousands, except share data) 7 December 31, 2012 December 31, 2011 ASSETS Real estate investments, net $ 1,992,607 $ 1,806,471 Real estate notes receivable, net 20,000 57,459 Cash and cash equivalents 15,956 69,491 Accounts and other receivables, net 13,317 12,658 Restricted cash and escrow deposits 17,623 16,718 Identified intangible assets, net 282,934 272,390 Other assets, net 71,653 56,442 Total assets $ 2,414,090 $ 2,291,629 LIABILITIES AND EQUITY Liabilities: Debt, net $ 1,037,359 $ 639,149 Accounts payable and accrued liabilities 63,443 47,801 Derivative financial instruments - interest rate swaps 9,370 1,792 Security deposits, prepaid rent and other liabilities 24,450 19,930 Identified intangible liabilities, net 11,309 11,832 Total liabilities 1,145,931 720,504 Commitments and contingencies Redeemable noncontrolling interest of limited partners 3,564 3,785 Equity: Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding — — Common stock, $0.01 par value; 1,000,000,000 shares authorized; 228,491,312 shares issued and outstanding as of December 31, 2011 — 2,284 Class A common stock, $0.01 par value; 700,000,000 shares authorized; 100,086,387 shares issued and outstanding as of December 31, 2012 1,001 — Class B common stock, $0.01 par value; 300,000,000 shares authorized; 114,566,254 shares issued and outstanding as of December 31, 2012 1,146 — Additional paid-in capital 1,885,836 2,032,305 Cumulative dividends in excess of earnings (633,717) (467,249) Total stockholders’ equity 1,254,266 1,567,340 Noncontrolling interest 10,329 — Total equity 1,264,595 1,567,340 Total liabilities and equity $ 2,414,090 $ 2,291,629

Consolidated Statements of Operations (unaudited and in thousands, except per share data) 8 Three Months Ended December 31, Year Ended December 31, 2012 2011 2012 2011 Revenues: Rental income $ 73,421 $ 65,686 $ 295,340 $ 269,646 Interest income from mortgage notes receivable and other income 621 (154) 4,304 4,792 Total revenues 74,042 65,532 299,644 274,438 Expenses: Rental 22,053 20,295 95,307 88,760 General and administrative 5,662 4,760 21,741 20,879 Acquisition-related 2,210 303 8,843 2,130 Depreciation and amortization 28,639 26,731 116,418 107,542 Listing 5,278 — 22,573 — Non-traded REIT 143 1,712 4,340 7,816 Total expenses 63,985 53,801 269,222 227,127 Income before other income (expense) 10,057 11,731 30,422 47,311 Other income (expense): Interest expense (including amortization of deferred financing costs and debt premium/discount): Interest related to debt (9,351) (9,738) (40,382) (39,613) Interest related to derivative financial instruments and net change in fair value of derivative financial instruments (2,545) 1 (12,611) (2,279) Debt extinguishment costs — — (1,886) — Other income 22 13 89 174 Net (loss) income $ (1,817) $ 2,007 $ (24,368) $ 5,593 Less: net income attributable to noncontrolling interests (19) (12) (56) (52) Net (loss) income attributable to controlling interest $ (1,836) $ 1,995 $ (24,424) $ 5,541 Net (loss) income per share attributable to controlling interest - basic $ (0.01) $ 0.00 $ (0.11) $ 0.02 Net (loss) income per share attributable to controlling interest - diluted $ (0.01) $ 0.00 $ (0.11) $ 0.02 Weighted average number of shares outstanding Basic 214,412 227,825 222,713 223,900 Diluted 214,412 228,317 222,713 224,392

Healthcare Trust of America

Funds From Operations (FFO), Normalized Funds From Operations (Normalized FFO) and Normalized Funds Available for Distribution (Normalized FAD)

(unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,	
	2012	2011	2012	2011
Net (loss) income	$ (1,817)	$ 2,007	$ (24,368)	$ 5,593
Depreciation and amortization expense	28,639	26,731	116,418	107,542
FFO	$ 26,822	$ 28,738	$ 92,050	$ 113,135
FFO per share - basic	$ 0.13	$ 0.13	$ 0.41	$ 0.51
FFO per share - diluted	$ 0.13	$ 0.13	$ 0.41	$ 0.50
Acquisition-related expenses	2,210	303	8,843	2,130
Listing expenses	5,278	—	22,573	—
Transitional expenses	143	—	2,197	—
Net change in fair value of derivative financial instruments	(148)	(307)	7,667	856
Debt extinguishment costs	—	—	1,886	—
Other normalizing items	(60)	1,704	86	287
Normalized FFO	$ 34,245	$ 30,438	$ 135,302	$ 116,408
Normalized FFO per share - basic	$ 0.16	$ 0.13	$ 0.61	$ 0.52
Normalized FFO per share - diluted	$ 0.16	$ 0.13	$ 0.61	$ 0.52
Normalized FFO	$ 34,245	$ 30,438	$ 135,302	$ 116,408
Other income	(22)	(13)	(89)	(174)
Non-cash compensation expense	599	662	1,756	3,221
Straight-line rent adjustments, net	(1,395)	(2,024)	(7,857)	(9,112)
Amortization of acquired below and above market leases	605	735	2,203	2,683
Deferred revenue - tenant improvement related	(145)	(459)	(557)	(1,169)
Amortization of deferred financing costs	840	737	3,312	3,177
Recurring capital expenditures, tenant improvements and leasing commissions	(4,324)	(7,175)	(16,126)	(17,339)
Normalized FAD	$ 30,403	$ 22,901	$ 117,944	$ 97,695
Normalized FAD per share - basic	$ 0.14	$ 0.10	$ 0.53	$ 0.44
Normalized FAD per share - diluted	$ 0.14	$ 0.10	$ 0.53	$ 0.44
Weighted average number of shares outstanding				
Basic	214,412	227,825	222,713	223,900
Diluted	214,567	228,317	222,869	224,392

9

Net Operating Income and Same Property Data (unaudited and in thousands) 10 Three Months Ended December 31, Year Ended December 31, 2012 2011 2012 2011 Net (loss) income $ (1,817) $ 2,007 $ (24,368) $ 5,593 General and administrative expenses 5,662 4,760 21,741 20,879 Acquisition-related expenses 2,210 303 8,843 2,130 Depreciation and amortization expense 28,639 26,731 116,418 107,542 Listing expenses 5,278 — 22,573 — Non-traded REIT expenses 143 1,712 4,340 7,816 Interest expense and net change in fair value of derivative financial instruments 11,896 9,737 52,993 41,892 Debt extinguishment costs — — 1,886 — Other income (22) (13) (89) (174) NOI $ 51,989 $ 45,237 $ 204,337 $ 185,678 NOI percentage growth 14.9% 10.0 % NOI $ 51,989 $ 45,237 $ 204,337 $ 185,678 Straight-line rent adjustments, net (1,395) (2,024) (7,857) (9,112) Amortization of acquired below and above market leases 605 735 2,203 2,683 Other non-cash and normalizing items (52) 770 (14) (2,541) Cash NOI $ 51,147 $ 44,718 $ 198,669 $ 176,708 Notes receivable interest income (546) (1,237) (4,164) (4,424) Non-same property Cash NOI (6,939) (1,415) (21,928) (3,092) Same property Cash NOI $ 43,662 $ 42,066 $ 172,577 $ 169,192 Same property Cash NOI percentage growth 3.8% 2.0%

Healthcare Trust of America

Market Capitalization and Debt Composition as of December 31, 2012
(in thousands)

Market Capitalization

Secured Debt	$	507,956
Unsecured Term Loans		455,000
Unsecured Credit Facility		72,000
Net premium		2,403
Total Debt	$	**1,037,359**
Stock Price (as of December 31, 2012)	$	9.90
Shares Outstanding		214,653
Equity Market Capitalization	$	**2,125,061**
Total Capitalization	$	**3,162,420**
Total Undepreciated Assets	$	**2,775,171**
Total Debt/ Total Capitalization		**32.8%**
Total Debt/ Total Undepreciated Assets		**37.4%**
Total Debt/ PF Adjusted EBITDA, Annualized		**5.5x**



Secured Debt 16.1%
Unsecured Debt 16.7%
Equity 67.2%

Debt Composition

Security	Stated Rate[1]	Effective Rate[2]	2013	2014	2015	2016	2017	2018	Thereafter	Total
Fixed Rate Mortgages	5.92%	5.92%	$31,406	$6,392	$72,625	$104,696	$99,963	$11,935	$55,439	$382,456
Secured Term Loan due 2013[3]	2.57	3.08	125,500	-	-	-	-	-	-	125,500
Unsecured Term Loan due 2016[4]	2.06	2.95	-	-	-	300,000	-	-	-	300,000
Unsecured Term Loan due 2019	2.21	3.29	-	-	-	-	-	-	155,000	155,000
Revolving Credit Facility[4,5]	2.14	2.14	-	-	-	72,000	-	-	-	72,000
Net premium										2,403
Total Debt	3.58%	4.06%	$156,906	$6,392	$72,625	$476,696	$99,963	$11,935	$210,439	$1,037,359

(1) The stated rate on the debt instrument as of 12/31/12.
(2) The effective rate incorporates any swap instruments that serve to fix variable rate debt, as of 12/31/12.
(3) Does not reflect the two, 1-year extension options which could extend the maturity to 2015.
(4) Does not reflect the 1-year extension option which could extend the maturity to 2017.
(5) Rate includes the 35bps facility fee that is payable on the entire $575 million revolving commitment.

11

Healthcare Trust of America

Acquisition Activity and Key Market Concentration
as of December 31, 2012
(in thousands)

2012 Acquisition Activity

Property	Property Location	Date Acquired	Percent Leased at Acquisition	Purchase Price	GLA
St. John Providence Medical Office Building	Novi, MI	1/13/2012	99.0%	$ 51,320	202
Camp Creek 3	Atlanta, GA	1/31/2012	96.4%	8,867	30
Penn Avenue Place	Pittsburgh, PA	3/1/2012	99.6%	54,000	558
Steward Portfolio	Boston, MA	3/29/2012	100.0%	100,000	359
Rush Medical Office Building	Oak Park, IL	8/14/2012	100.0%	54,000	139
Forest Park Pavilion	Dallas, TX	12/26/2012	100.0%	26,750	69
Total				$ 294,937	1,357

Historical Acquisition Activity

	Purchase Price	% of Total	GLA	% of Total
2007	$ 413,150	15.9%	2,247	17.8%
2008	542,976	20.9%	2,916	23.2%
2009	455,950	17.6%	2,251	17.9%
2010	802,148	30.9%	3,515	27.9%
2011	68,314	2.7%	307	2.4%
2012	294,937	11.4%	1,357	10.8%
Subtotal	$ 2,577,475	99.4%	12,593	100.0%
Mortgage note receivable	15,000	0.6%	N/A	N/A
Total	$ 2,592,475	100.0%	12,593	100.0%

Key Market Concentration

Market	GLA	% of Portfolio
Phoenix, AZ	1,152	9.1%
Pittsburgh, PA	978	7.8%
Greenville, SC	965	7.6%
Indianapolis, IN	820	6.5%
Albany, NY	741	5.9%
Houston, TX	692	5.5%
Atlanta, GA	574	4.6%
Dallas, TX	462	3.7%
Boston, MA	359	2.9%
Raleigh, NC	244	1.9%
Oklahoma City, OK	186	1.5%
Total key market concentration	7,173	57.0%

12

Portfolio and In-House Property Management as of December 31, 2012 In-House Property Management Today approximately 80% of total portfolio GLA is managed by HTA’s national property management and leasing platform and HTA continues to roll out its national property management and leasing platform to additional markets. During the year ended December 31, 2012, HTA transitioned 4.9 million square feet of GLA to its national property management and leasing platform. As of December 31, 2012, approximately 70% of total portfolio GLA was managed by HTA’s national property management and leasing platform. 13 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 2010 2011 6/30/12 9/30/12 12/31/12 In-House SF (Single-Tenant) In-House SF (Multi-Tenant) National Portfolio, Regionally Focused

Portfolio Diversification by Type and Campus Proximity as of December 31, 2012 Campus Proximity (1) GLA is in thousands. 14 Multi-Tenant On-Campus/Aligned 62.3% Single Tenant On-Campus/Aligned 33.4% Single Tenant Off- Campus 1.1% Multi-Tenant Off- Campus 3.2% Portfolio Diversification by Type Number of % of Total Number of Buildings GLA1 GLA States Medical office buildings: Single-tenant, net lease 71 2,911 23.1% 10 Single-tenant, gross lease 4 214 1.7% 3 Multi-tenant, net lease 73 3,439 27.3% 20 Multi-tenant, gross lease 99 4,807 38.2% 15 Other facilities that serve the healthcare industry: Hospitals, single-tenant, net lease 10 641 5.1% 4 Seniors housing, single-tenant, net lease 9 581 4.6% 3 Total 266 12,593 100.0% 27

Healthcare Trust of America

Portfolio Lease Expirations and Historical Occupancy as of December 31, 2012

Tenant Lease Expirations

Expiration	Number of Leases Expiring	Total GLA of Expiring Leases	Percent of Area Represented by Expiring Leases	Annualized Base Rent Under Expiring Leases	Percent of Total Annualized Base Rent Represented by Expiring Leases
Month-to-month	97	223	1.9%	$ 3,900	1.6%
1Q 2013	58	354	3.1%	7,627	3.3%
2Q 2013	61	109	1.0%	2,153	0.9%
3Q 2013	61	166	1.4%	3,627	1.5%
4Q 2013	115	309	2.7%	4,949	2.1%
2013	295	938	8.2%	18,356	7.8%
2014	212	631	5.5%	12,858	5.4%
2015	224	851	7.4%	18,045	7.6%
2016	196	1,073	9.4%	21,422	9.0%
2017	216	1,033	9.0%	21,565	9.1%
2018	149	933	8.1%	18,771	7.9%
2019	85	667	5.8%	16,173	6.8%
2020	111	544	4.7%	11,387	4.8%
2021	84	976	8.5%	18,082	7.7%
2022	70	738	6.5%	19,959	8.5%
Thereafter	146	2,862	25.0%	56,238	23.8%
Total	1,885	11,469	100.0%	$ 236,756	100.0%

Historical Occupancy


100%
90%
80%
88.7%
89.5%
88.9%
90.7%
91.1%
91.1%
91.0%
91.1%
91.1%
2007
2008
2009
2010
2011
3/31/2012
6/30/2012
9/30/2012
12/31/2012

(1) GLA and annualized base rent are in thousands.

15

Healthcare Trust of America

Top 15 Health System Relationships as of December 31, 2012

Tenant	Weighted Average Remaining Lease Term (years)	Credit Rating	Total Leased GLA [1]	Percent of Leased GLA	Annualized Base Rent [1]	Percent of Annualized Base Rent
Greenville Hospital System	11	A1	761	6.6%	$13,455	5.7%
Highmark	9	A	573	5.0%	9,148	3.9%
Steward Health Care System	11	-	359	3.1%	7,269	3.1%
Aurora Health Care	11	AA-	315	2.7%	6,684	2.8%
Indiana University Health	4	A1	310	2.7%	5,602	2.4%
Community Health Systems	6	B1	299	2.6%	6,491	2.7%
West Penn Allegheny Health System	10	CC	278	2.4%	6,359	2.7%
Deaconess Health System	11	A+	261	2.3%	3,951	1.7%
Banner Health	2	AA-	225	2.0%	4,755	2.0%
Hospital Corp of America	4	B1	221	1.9%	4,911	2.1%
Capital District Physicians' Health Plan	4	-	200	1.7%	3,044	1.3%
Catholic Health Partners	4	A1	155	1.4%	2,318	1.0%
Wellmont Health System	10	BBB+	154	1.4%	2,530	1.1%
Rush University Medical Center	7	A2	137	1.2%	4,307	1.8%
Sisters of Mercy Health System	13	Aa3	134	1.2%	3,658	1.4%
Total			4,382	38.2%	$84,482	35.7%

(1) GLA and annualized base rent are in thousands.

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Health System Relationship Highlights Banner Health (AA-), based in Phoenix, Arizona, is one of the largest non-profit hospital systems in the United States. It operates 23 acute care hospitals and health care facilities and employs more than 36,000 people. In addition to basic emergency and medical services the organization provides level 1 trauma services, organ transplants, hospice, long-term/home care, rehabilitation services, behavioral health services, and is also involved in cutting edge research. Deaconess Health System (A+), headquartered in Evansville, Indiana, is a leading provider of health services to the Tri-State area of Southern Indiana, Illinois, and Kentucky. Founded in 1892, Deaconess includes six hospitals, over 20 primary care locations and several specialty facilities, in addition to running its own integrated health insurance offering. Forest Park Medical Center, headquartered in Dallas, Texas, is a leading physician-owned health system focused on private-pay hospitals in key markets. With medical center locations in Dallas and Frisco, and plans to expand to Southlake, Fort Worth, and San Antonio, Forest Park will include over 280 beds and 70 operating suites upon completion, in world-class facilities. Greenville Hospital System (A1), located in Greenville, South Carolina, is a nonprofit teaching and research institution and is one of the largest health systems in the state of South Carolina with five medical campuses, outpatient centers, radiology centers, physician practices, and research and academics – including the University of South Carolina School of Medicine-Greenville. The system has 1,268 beds, approximately 1,270 physicians included in medical staff, and approximately 10,925 employees. Highmark (A), based in Pittsburgh, Pennsylvania, is one of the 10 largest health insurance companies in the United States. In 2011, Highmark became one of the first in the nation to take steps to evolve from a traditional health insurance company to an integrated health and wellness company with a patient-centered care delivery system. Highmark's mission is to be the leading health and wellness company. Indiana University Health (A1), based in Indianapolis, Indiana, is Indiana’s most comprehensive healthcare system. A unique partnership with Indiana University School of Medicine, one of the nation’s leading medical schools, gives patients access to innovative treatments and therapies. IU Health is comprised of hospitals, physicians and allied services dedicated to providing preeminent care throughout Indiana and beyond. Steward Health Care System, located in Boston, Massachusetts, is a leader in accountable care, is the largest fully integrated community care organization and community hospital network in New England. Steward is the third largest employer in Massachusetts with more than 17,000 employees serving more than one million patients annually. The system includes 11 hospitals and over 2,000 beds that reach over 150 communities in the greater Boston area. Other Steward Health Care entities include Steward Medical Group, Steward Health Care Network, and Steward Home Care. Two charitable organizations, Laboure College and Por Cristo, are also affiliated with Steward. Wellmont Health System (BBB+), Wellmont Health System is a leading healthcare provider in the Tri-Cities region of Northeast Tennessee and Southwest Virginia. Formed in 1996, Wellmont is a not- for-profit, integrated health system guided by the mission to deliver superior health care with compassion and a vision to deliver the best health care anywhere. Wellmont provides a continuum of services ranging from community-based acute care to highly specialized tertiary services, including nationally recognized cardiology care. 17

Acquisition-Related Expenses: Prior to 2009, acquisition-related expenses were capitalized and have historically been added back to FFO over time through depreciation; however, beginning in 2009, acquisition-related expenses related to business combinations are expensed. We believe by excluding expensed acquisition-related expenses, Normalized FFO provides useful supplemental information that is comparable for our real estate investments. Adjusted Earnings Before Interest Taxes, Depreciation and Amortization (Adjusted EBITDA): Is presented on an assumed annualized basis. We define Adjusted EBITDA for HTA as net (loss) income computed in accordance with GAAP plus depreciation, amortization, interest, acquisition expenses, listing expenses, and stock based compensation. We consider Adjusted EBITDA an important measure because it provides additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt. The following is a reconciliation of our net income (loss) attributable to controlling interest, the most directly comparable GAAP financial measure, to Adjusted EBITDA. Annualized Base Rent: Annualized base rent is calculated by multiplying contractual base rent for December 2012 by 12 (but excluding the impact of abatements, concessions, and straight-line rent). Credit Ratings: Credit ratings of our tenants or their parent companies. Funds from Operations (FFO): HTA defines FFO, a non-GAAP measure, as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and impairment write downs of depreciable assets, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents FFO because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income or loss. FFO should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund HTA’s cash needs, including its ability to make distributions. FFO should be reviewed in connection with other GAAP measurements. Gross Leasable Area (GLA): Gross leasable area (in square feet). Gross Real Estate Investments: Based on acquisition price and includes one portfolio of real estate notes receivable. Net Operating Income (NOI): NOI is a non-GAAP financial measure that is defined as net income or loss, computed in accordance with GAAP, generated from HTA’s total portfolio of properties before general and administrative expenses, acquisition-related expenses, depreciation and amortization expense, listing expenses, non-traded REIT expenses, interest expense and net change in the fair value of derivative financial instruments, debt extinguishment costs and other income. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with management of the properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, HTA’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Reporting Definitions For the Three Months Ended December 31, 2012 Adjusted EBITDA Net loss $(1,817) Add: Depreciation and amortization 28,639 Interest expense, net 11,896 EBITDA $38,718 Acquisition-related expenses 2,210 Listing expenses 5,278 Non-cash compensation expense 599 Adjusted EBITDA $46,805 Adjusted EBITDA Annualized $187,220 18

Cash Net Operating Income (NOI): Cash NOI is a non-GAAP financial measure which excludes from NOI straight line rent adjustments, amortization of acquired below and above market leases and other non-cash and normalizing items. Other non-cash and normalizing items include items such as the amortization of lease inducements, lease termination fees and tenant improvements reimbursements. HTA believes that Cash NOI provides an accurate measure of the operating performance of its operating assets because it excludes certain items that are not associated with management of the properties. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance in the real estate community. However, HTA's use of the term Cash NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized Funds Available for Distribution (Normalized FAD): HTA defines normalized FAD, a non-GAAP measure, which excludes from normalized FFO other income, non-cash compensation expense, straight-line rent adjustments, amortization of acquired below and above market leases, deferred revenue - tenant improvement related, amortization of deferred financing costs and recurring capital expenditures, tenant improvements and leasing commissions. HTA believes normalized FAD provides a meaningful supplemental measure of its ability to fund its ongoing distributions. In order to understand and analyze HTA's liquidity, normalized FAD should be compared with cash flow (computed in accordance with GAAP). Normalized FAD should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of HTA's financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of HTA's liquidity. Normalized FAD should be reviewed in connection with other GAAP measurements. Normalized Funds From Operations (Normalized FFO): Changes in the accounting and reporting rules under GAAP have prompted a significant increase in the amount of non-operating items included in FFO, as defined. Therefore, HTA uses normalized funds from operations, or normalized FFO, which excludes from FFO acquisition-related expenses, listing expenses, transitional expenses from a non-traded to a listed entity, net change in fair value of derivative financial instruments, debt extinguishment costs and other normalizing items, to further evaluate how its portfolio might perform after its acquisition stage is complete and the sustainability of its distributions in the future. Other normalizing items include items such as legal settlements, lease termination fees, notes receivable discount adjustment and the write-off of deferred financing costs. However, HTA's use of the term normalized FFO may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized FFO should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of HTA's financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of HTA's liquidity, nor is it indicative of funds available to fund HTA’s cash needs, including its ability to make distributions. Normalized FFO should be reviewed in connection with other GAAP measurements. Occupancy: Occupancy represents the percentage of total gross leasable area that is leased, including month-to-month leases and leases that are signed but not yet commenced, as of the date reported. Off-Campus: A building or portfolio that is not located on or adjacent to key hospital based-campuses and is not aligned with recognized healthcare systems. On-Campus / Health System Aligned: On-campus refers to refer to a property that is located on or adjacent to (within ¼ mile) a healthcare system. Aligned refers to a property that is not on the campus of a healthcare system and located greater than ¼ mile from such a campus, but leased 50% or more to a healthcare system. Recurring Capital Expenditures, Tenant Improvements, Leasing Commissions: Represents amounts paid for 1) recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements, and 3) leasing commissions paid to third party leasing agents to secure new tenants. Retention: Tenant Renewal Ratio is defined as the sum of the total leased GLA of tenants that renew an expiring lease over the total GLA of expiring leases. Same Property Cash Net Operating Income: To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of our owned properties referred to as "same properties." Same property amounts are calculated as the amounts attributable to all properties which have been owned and operated by HTA during the entire span of all periods reported. Therefore, any properties acquired after the first day of the earlier comparison period and any mortgage notes receivable interest income are excluded from same properties. Reporting Definitions (continued) 19

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